EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                               Jaspers + Hall, PC
                          Certified Public Accountants.


Bootie Beer Corporation
620 North Denning  Drive,  Suite  100
Winter  Park,  FL 32789

Ladies and Gentlemen,

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated October 18, 2006, with respect to the financial statements of Bootie Beer Corporation included in its Annual Report on Form 10-KSB for the year ended June 30, 2006, filed with the Securities and Exchange Commission, which has been incorporated by reference in its entirety in the Registration Statement on Form S-8.

January 10, 2006




/s/  Jaspers  +  Hall,  PC
-----------------------------
     Jaspers  +  Hall,  PC
     Certified Public Accountants